Exhibit (d)(2)
Whitebox Advisors LLC
3033 Excelsior Blvd, Suite 300
Minneapolis, MN 55416
December 4, 2008
Sutura, Inc.
17080 Newhope Street
Fountain Valley, CA 92708
Attn: Brian Abraham, Ph.D.
          Chief Executive Officer
Re:	Release of Certain Collateral and Paydown of Certain Indebtedness owing to Pandora Select Partners, L.P., Whitebox Hedged High Yield Partners, L.P., Whitebox Convertible Arbitrage Partners, L.P., Whitebox Intermarket Partners, L.P., Gary S. Kohler, Scot W. Malloy and Synapse Capital, LLC by Sutura, Inc.
Ladies and Gentlemen:
          Reference is made to the Purchase Agreement dated September 17, 2004, by and among Sutura, Inc., a Delaware corporation (“Sutura”), Pandora Select Partners, L.P., a British Virgin Islands limited partnership (“Pandora”), Whitebox Hedged High Yield Partners, L.P., a British Virgin Islands limited partnership (“WHHY”), Whitebox Convertible Arbitrage Partners, L.P., a British Virgin Islands limited partnership (“WCAP”), Whitebox Intermarket Partners, L.P., a British Virgin Islands limited partnership (“WIP”), Gary S. Kohler (“Kohler”) and Scot W. Malloy (“Malloy”), as amended, restated, supplemented or as otherwise modified from time to time; the Purchase Agreement dated March 24, 2005, by and among Sutura, Pandora, WHHY and WIP, as amended, restated, supplemented or as otherwise modified from time to time; the Purchase Agreement dated September 7, 2005, by and among Sutura, Pandora, WHHY, WCAP and WIP, as amended, restated, supplemented or as otherwise modified from time to time; the Purchase Agreement dated December 13, 2006, by and among Sutura, Pandora, WHHY and WIP, as amended, restated, supplemented or as otherwise modified from time to time; the Secured Convertible Promissory Note dated June 1, 2007 by and between Sutura and Synapse Capital, LLC, a California limited liability company, as agent (“Synapse”, together with Pandora, WHHY, WCAP, WIP, Kohler and Malloy, the “Secured Parties”, and each a “Secured Party”), as amended, restated, supplemented or as otherwise modified from time to time; and each of the Fifth Amended Patent and Trademark Security Agreement and the Fifth Amended Security Agreement, each dated as of June 1, 2007 (as amended, restated, supplemented or otherwise modified from time to time, collectively the “Security Agreement”), by and among Sutura, Pandora, WHHY, WCAP, WIP, Kohler, Malloy and Synapse, as amended, restated, supplemented or as otherwise modified from time to time.

Sutura, Inc.
December 4, 2008

          All capitalized terms defined in the Security Agreement and not otherwise defined herein shall have the meanings given them in the Security Agreement.
          Sutura has advised the Secured Parties that Sutura intends to enter into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Nobles Medical Technologies, Inc. (the “Buyer”), pursuant to which it shall sell certain assets to the Buyer on the terms and conditions set forth therein (the “Purchased Assets”). At the close of the transactions contemplated in the Asset Purchase Agreement, Sutura will cause the Buyer to pay directly to Whitebox Advisors, LLC, in its separate capacity as collection agent for the Secured Parties (in such capacity, the “Collection Agent”), for the benefit of the Secured Parties an indefeasible, aggregate amount of $6,750,000 in cash, plus the net amount of cash and securities of Sutura remaining immediately after the delivery by Sutura of $3,000,000 in cash and securities to the Buyer pursuant to the Asset Purchase Agreement at the close of the transaction contemplated thereby (the “Paydown Amount”). The Collection Agent hereby acknowledges that the Paydown Amount is being received for the benefit of all the Secured Parties, and the Collection Agent agrees to remit to each Secured Party its pro rata portion of the Paydown Amount based on the outstanding principal amount of the Notes issued to each Secured Party.
          Upon the Collection Agent’s receipt of the cash portion of the Paydown Amount in accordance with Exhibit A attached hereto and receipt of the securities portion of the Paydown Amount, which in any event shall be no later than 4:00 p.m., Minneapolis, Minnesota time, on February 28, 2009, as well as the execution and delivery by all parties thereto of the Asset Purchase Agreement, the Collection Agent hereby agrees to:
     (a) release all liens, encumbrances, charges and security interests of record in favor of the Collection Agent or any Secured Party, as applicable, in respect of the Purchased Assets, as evidenced by, including, but not limited to, the following UCC-1 financing statements:
     (i) UCC-1 financing statement in favor of Pandora, WIP, Kohler, Malloy, WCAP and WHHY, filing no. 42636878 filed with the Delaware Secretary of State on September 20, 2004, as amended by filing no. 52784545 on September 8, 2005, as amended by filing no. 52789148 on September 8, 2005, as amended by filing no. 60536433 on February 14, 2006
     (ii) UCC-1 financing statement in favor of Pandora, WHHY, WCAP, WIP, Kohler and Malloy, filing no. 60536680 filed with the Delaware Secretary of State on February 14, 2006;
     (iii) UCC-1 financing statement in favor of Pandora, WIP, WHHY, WCAP, Kohler and Malloy, filing no. 62305480 filed with the Delaware Secretary of State on July 5, 2006, as amended by filing no. 62306702 on July 5, 2006;

Sutura, Inc.
December 4, 2008

     (iv) UCC-1 financing statement in favor of Pandora, WIP, WHHY, WCAP, Kohler and Malloy, filing no. 62306173 filed with the Delaware Secretary of State on July 5, 2006; and
     (v) UCC-1 financing statement in favor of Pandora, WHHY, WCAP, WIP, Kohler and Malloy, filing no. 04-1003951790 filed with the California Secretary of State on September 20, 2004; and
     (b) release all liens, encumbrances, charges and security interests of record in favor of the Collection Agent or any Secured Party, as applicable, in respect of the Purchased Assets, as evidenced by, including, but not limited to, the following Patent filings with the United States Patent and Trademark Office:
     (i) Security interest granted to Pandora, WHHY, Whitebox Capital Arbitrage Partners, L.P., WIP, Kohler and Malloy in patent numbers 7,090,686, 7,004,952, 6,733,509, 6,562,052, 6,551,331, 6,245,079, 6,117,144, 5,860,990 and 5,820,631, recorded October 13, 2004 at reel/frame 015878/0639;
     (ii) Security interest granted to Pandora, WHHY, WCAP, WIP, Kohler and Malloy in patent numbers 7,090,686, 7,004,952, 6,733,509, 6,551,331, 6,245,079, 6,117,144, 5,860,990 and 5,820,631, recorded February 14, 2006, at reel/frame 017164/0112;
     (c) execute, acknowledge and deliver to Sutura or the Buyer or its respective successors, assigns or designees such instruments, agreements and other documents as Sutura or the Buyer or its respective successors, assigns or designees shall reasonably request in order to further evidence the releases and discharges in respect of the Purchased Assets described herein.
          In addition to the foregoing, Sutura shall promptly reimburse the Collection Agent for any and all costs, fees and expenses (including reasonable attorneys’ fees) incurred in connection with the releases and discharges in respect of the Purchased Assets described herein.
          This letter is effective until February 28, 2009. The parties hereto acknowledge and agree that the failure by Sutura to consummate the transactions contemplated by the Asset Purchase Agreement and to deliver the Paydown Amount by February 28, 2009 shall immediately constitute an Event of Default (or word or phrase of similar import), without regard to any notice provision or the lapse of any applicable grace period, under the Security Agreement and each and every other Loan Document. The foregoing sentence will survive and continue to apply even if the Asset Purchase Agreement is terminated pursuant to its terms prior to the completion of the transactions contemplated by it.
          This letter shall be governed by, and construed in accordance with, the laws of the State of Minnesota without regard to principles of conflicts of law.

Sutura, Inc.
December 4, 2008

          Please acknowledge your agreement with the terms of this letter agreement by executing and returning four execution counterparts of this letter agreement to the Collateral Agent.
          This letter agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

Sincerely, WHITEBOX ADVISORS, LLC, as Collection Agent
By:	/s/ Jonathan Wood
Name:
Title:

PANDORA SELECT PARTNERS, L.P., WHITEBOX HEDGED HIGH YIELD PARTNERS, L.P., WHITEBOX CONVERTIBLE ARBITRAGE PARTNERS, L.P., and WHITEBOX INTERMARKET PARTNERS, L.P.
By:	/s/ Jonathan Wood
Name:
Title:

SYNAPSE CAPITAL, LLC
By:
Name:
Title:

By:	/s/ Gary S. Kohler
GARY S. KOHLER

By:	/s/ Scot W. Malloy
SCOT W. MALLOY

Agreed and Acknowledged: SUTURA, INC.
By:	/s/ Brian M. Abraham
	Name:	Brian M. Abraham
	Title:	CEO

(Acknowledgment to Paydown Letter)

Whitebox Advisors LLC
3033 Excelsior Blvd, Suite 300
Minneapolis, MN 55416
February 2, 2009
Sutura, Inc.
17080 Newhope Street
Fountain Valley, CA 92708
Attn: Brian Abraham, Ph.D.
          Chief Executive Officer
          Re: Extension of Paydown Letter
Ladies and Gentlemen:
          Reference is made to the Paydown Letter dated December 4, 2008 (the “Paydown Letter”), by Whitebox Advisors, in its capacity as collection agent (in such capacity, the “Collection Agent”), Pandora Select Partners, L.P., a British Virgin Islands limited partnership (“Pandora”), Whitebox Hedged High Yield Partners, L.P., a British Virgin Islands limited partnership (“WHHY”), Whitebox Convertible Arbitrage Partners, L.P., a British Virgin Islands limited partnership (“WCAP”), Whitebox Intermarket Partners, L.P., a British Virgin Islands limited partnership (“WIP”), Gary S. Kohler (“Kohler”) and Scot W. Malloy (“Malloy”), as acknowledged and agreed by Sutura, Inc., a Delaware corporation (“Sutura”).
          All capitalized terms defined in the Paydown Letter and not otherwise defined herein shall have the meanings given them in the Paydown Letter.
          The Paydown Letter is currently effective until February 28, 2009. The parties hereto agree to extend the effective date of the Paydown Letter to May 15, 2009. Following May 15, 2009, the Paydown Letter, as amended hereby, shall be of no force and effect.
          Except as explicitly amended by this letter, all terms and conditions of the Paydown Letter shall remain in full force and effect.
          Please acknowledge your agreement with the terms of this letter agreement by executing and returning four execution counterparts of this letter agreement to the Collection Agent.

Sutura, Inc.
February 2, 2009

          This letter agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

Sincerely, WHITEBOX ADVISORS, LLC, as Collection Agent
By:	/s/ Andrew Redleaf
	Name:	Andrew Redleaf
	Title:	Managing Partner

PANDORA SELECT PARTNERS, L.P., WHITEBOX HEDGED HIGH YIELD PARTNERS, L.P., WHITEBOX CONVERTIBLE ARBITRAGE PARTNERS, L.P., and WHITEBOX INTERMARKET PARTNERS, L.P.
By:	/s/ Andrew Redleaf
	Name:	Andrew Redleaf
	Title:	Managing Partner

By:	/s/ Gary S. Kohler
GARY S. KOHLER

By:	/s/ Scot W. Malloy
SCOT W. MALLOY
Signature Page to Extension of Paydown Letter

Agreed and Acknowledged: SUTURA, INC.
By:	/s/ Brian M. Abraham
	Name:	Brian M. Abraham
	Title:	CEO

Acknowledgment to Extension of Paydown Letter